SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. |_|)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the Appropriate Box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                                CorVu Corporation
                (Name of Registrant as Specified in Its Charter)

           -----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed

                                CORVU CORPORATION

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                -----------------

         The Annual Meeting of Shareholders of CorVu Corporation will be held on Thursday, December 7, 2006, at 8:00 a.m. (Minneapolis time), at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, for the following purposes:

      1.    To set the number of directors at seven (7).

      2.    To elect directors for the ensuing year.

      3. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

      Only shareholders of record at the close of business on October 9, 2006 are entitled to notice of and to vote at the meeting or any adjournment thereof.

      Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Joseph J. Caffarelli
                                        Chief Executive Officer

October 30, 2006
Edina, Minnesota

                                CORVU CORPORATION
                         Annual Meeting of Shareholders
                                December 7, 2006

                                 PROXY STATEMENT

                                -----------------

              OUTSTANDING SHARES, VOTING RIGHTS AND GENERAL MATTERS

      Your Proxy is solicited by the Board of Directors of CorVu Corporation ("the Company") for use at the Annual Meeting of Shareholders to be held on December 7, 2006, at the location and for the purposes set forth in the Notice of Meeting, and at any adjournment thereof.

      The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

      Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies that are signed, but lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

      The mailing address of the principal executive office of the Company is 3400 West 66th Street, Edina, Minnesota 55435. The Company expects that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about November 1, 2006.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      The Board of Directors of the Company has fixed October 9, 2006, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on October 9, 2006, the issued and outstanding voting capital stock of the Company consisted of 49,518,268 shares of Common Stock, par value $.01 per share; 360,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"), par value $.01 per share; and 17,000 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock"), par value $100 per share, (collectively, the "Preferred Stock"). On October 9, 2006, the Series B Preferred Stock was convertible into 1,200,000 shares of Common Stock and the Series C Preferred Stock was convertible into 3,400,000 shares of Common Stock. The Common Stock and the Preferred Stock are the only outstanding classes of capital stock of the Company entitled to vote at the meeting. The holders of Common Stock are entitled to one vote for each share held. Each share of Preferred Stock is entitled, on an as-converted basis, to one vote on each matter to be voted upon at the meeting. No holders of capital stock of the Company are entitled to cumulative voting rights. Combined, and on an aggregate basis, the Company's Common Stock and Preferred Stock entitle the Company's shareholders to 54,118,268 votes on all matters to be voted on at the meeting.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

      The following table provides information as of October 9, 2006, concerning the beneficial ownership of the Company's voting securities by: (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) the persons known by the Company to own more than 5% of a class of voting stock of the Company, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares owned by them.

                                        Common Stock (1)         Series B Preferred Stock (1)        Series C Preferred Stock (1)
                                        ----------------         ----------------------------        ----------------------------

Name (and Address of 5%                             Percent                       Percent                          Percent
Owners) or Identity of Group          Shares       of Class          Shares      of Class             Shares       of Class
----------------------------          ------       --------          ------      --------             ------       --------

Joseph J. Caffarelli (2)           1,004,000(3)         2.0%             --            0%                 --             0%
Justin M. MacIntosh(2)            13,458,701(4)        26.4%             --            0%                 --             0%
Ismail Kurdi(2)                    1,824,932(5)         3.7%             --            0%                 --             0%
David C. Carlson(2)                  889,577(6)         1.8%         50,000 (7)     13.9%                 --             0%
James L. Mandel(2)                   278,311(8)            *             --            0%                 --             0%
Daniel R. Fishback (2)               112,500(9)            *             --            0%                 --             0%
Robert L. Doretti (2)                117,500(10)           *             --            0%                 --             0%
Robert L. Priddy (2)              25,502,500(11)       48.1%             --            0%             17,000 (12)      100%
Directors and executive
officer as a group
(includes 8 in group)             43,188,021(13)       76.0%         50,000         13.9%             17,000           100%

Delia S. MacIntosh                13,458,701(14)       26.4%             --            0%                 --             0%
Opella Holdings Limited(15)        7,541,733(16)       15.2%             --            0%                 --             0%
Dominic K.K. Sum(15)               7,541,733(17)       15.2%             --            0%                 --             0%
ComVest Investment
Partners II LLC (18)              25,400,000(19)       48.0%             --            0%             17,000 (20)      100%

--------------------
* less than 1%

(1) For each person or group, any securities that the person or group has the right to acquire within 60 days of October 9, 2006 pursuant to options, warrants, conversion privileges or other rights, have been added to the total amount of outstanding shares when determining the percent owned by such person or group.

(2)   Address: 3400 West 66th Street, Suite 445, Edina, MN 55435.

(3) Mr. Caffarelli's beneficial ownership includes 1,002,500 shares that Mr. Caffarelli may purchase upon exercise of stock options.

(4) Mr. MacIntosh's beneficial ownership includes (i) 7,541,733 shares registered in the name of Opella Holdings Ltd. (see also footnotes 15 and 16), (ii) 940,000 shares that may be purchased upon exercise of options held by Mr. MacIntosh, and (iii) 3,700,957 shares and a warrant to purchase 560,000 shares held by Mr. MacIntosh's spouse. Mr. MacIntosh disclaims beneficial ownership of the shares and the warrant owned by his spouse.

(5) Mr. Kurdi's beneficial ownership includes 195,440 shares that may be purchased upon exercise of options.

(6) Mr. Carlson's beneficial ownership includes 602,500 shares that may be purchased upon exercise of options and 116,667 shares that may be purchased upon exercise of warrants. Mr. Carlson disclaims beneficial ownership of 98,820 of the shares that may be purchased upon exercise of options because the pecuniary interest in these shares was transferred to his ex-spouse under a divorce decree from January 2003.

(7) Mr. Carlson's shares of Series B Preferred Stock are convertible into 166,667 shares of common stock.

(8) Mr. Mandel's beneficial ownership includes (i) 138,750 shares that may be purchased upon exercise of options held by Mr. Mandel and (ii) 15,350 shares held by Mr. Mandel's spouse. Mr. Mandel disclaims beneficial ownership of the shares owned by his spouse.

(9) Represents 112,500 shares that Mr. Fishback may purchase upon exercise of stock options.

(10) Represents 117,500 shares that Mr. Doretti may purchase upon exercise of stock options.

(11) Mr. Priddy's beneficial ownership includes (i) 102,500 shares that may be purchased upon exercise of stock options, (ii) 22,000,000 shares held by ComVest Investment Partners II LLC, and (iii) 3,400,000 shares that ComVest Investment Partners II LLC may purchase upon exercise of a warrant. Mr. Priddy is a member of ComVest II Partners LLC, the managing member of ComVest Investment Partners II LLC.

(12) Includes 17,000 shares held by ComVest Investment Partners II LLC. Mr. Priddy is a member of ComVest II Partners LLC, the managing member of ComVest Investment Partners II LLC.

(13) Includes 7,288,357 shares of the executive officers and directors as a group that may be purchased upon exercise of stock options and warrants.

(14) Mrs. MacIntosh's beneficial ownership includes (i) a warrant to purchase 560,000 shares held by herself, (ii) 7,541,733 shares registered in the name of Opella Holdings Ltd. (see also footnotes 4, 16 and 17), and (iii) 716,011 shares and an option to purchase 940,000 shares held by Mrs. MacIntosh's spouse. Mrs. MacIntosh disclaims beneficial ownership of the shares registered in the name of Opella Holdings Ltd. and the shares and options held by her spouse.

(15) Address: c/o Tempio Corporate Consultants Limited, Suite 701, 7/F, 6-8 Pottinger Street, Central, HONG KONG.

(16) Opella Holdings Limited as trustee of The Asia Pacific Technology Trust is the beneficial owner of 7,541,733 shares of Common Stock registered in the name of Barleigh Wells Limited as street name holder. Opella Holdings Limited shares beneficial ownership of the shares with Mr. MacIntosh (see footnote 4) and Mr. Sum (see footnote 17).

(17)  Mr. Sum is the sole shareholder of Opella Holdings Limited (see footnote
      16). The director of Opella Holdings Limited is Pio Services Limited whose sole shareholder is Tempio Group of Companies Limited which in turn is wholly owned by Mr. Sum. Pio Services Limited has two directors, one of which is Mr. Sum.

(18)  Address: One North Clematis, West Palm Beach, FL 33401. According to a
      Schedule 13D filed on February 22, 2005, ComVest Investment Partners II LLC shares voting and dispositive power with regard to all of the CorVu securities registered in its name with the following entities and individuals: ComVest II Partners LLC, the managing member of ComVest Investment Partners II LLC; Commonwealth Associates Group Holdings, LLC, the managing member of ComVest II Partners LLC; Michael Falk, the chairman and principal member of Commonwealth Associates Group Holdings, LLC; and Robert Priddy (see footnote 11).

(19) Includes 3,400,000 shares that may be purchased upon exercise of a warrant.

(20) Shares of Series C Preferred Stock are convertible into 3,400,000 shares of common stock.


                              CORPORATE GOVERNANCE

      The Company's business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company's Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company's business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its Committees. Certain corporate governance practices that the Company follows are summarized below.

Independence

      The Board has determined that a majority of its members are "independent directors" as defined by the rules of the National Association of Securities Dealers, Inc. (the "NASD"). The Company's independent directors are Daniel R. Fishback, Robert L. Doretti, Ismail Kurdi, James L. Mandel and Robert L. Priddy, since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Doretti and Priddy were elected to the Board in February 2005 based upon their designation by ComVest Investment Partners II LLC ("ComVest Investment"), the largest shareholder of CorVu, in connection with the purchase of CorVu securities by ComVest Investment at that time. Mr. Priddy is a member of ComVest II Partners LLC, the managing member of ComVest Investment.

      Joseph J. Caffarelli and Justin M. MacIntosh are precluded from being considered independent since they serve as executive officers of the Company and/or its subsidiaries.

Code of Ethics

      The Company has adopted a Code of Ethics and Business Conduct (the "Code"), which applies to the business conduct of directors, officers, and employees. The Code is available on the Company's website at http://www.corvu.com/. If the Company makes any substantive amendments to the Code or grants any waiver, including any implicit waiver from a provision of the Code for the directors or executive officers, the nature of such amendment or waiver will be disclosed in a Current Report on Form 8-K.

Director Attendance Policy

      Directors' attendance at annual meetings of shareholders can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are encouraged to attend annual meetings of shareholders. Five of the Company's directors attended the last annual meeting of shareholders, which was held in December 2005.

Board and Committee Meetings

      The Directors and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action at meetings with members present in person or by phone, or by unanimous written consent of all Directors or Committee members, in accordance with Minnesota law. During fiscal year 2006, the Board of Directors held six formal meetings. Each director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on Committee(s)) of the Board and of Committee(s) of which he was a member.

Executive Sessions of the Board

      An executive session of non-management directors is held in connection with each regularly scheduled Board meeting at which directors attend in person and at such other times as necessary.

Committees of the Board

      The Company's Board of Directors has three standing Committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.

Audit Committee, Independence and Financial Expert

      All Members of the Audit Committee of CorVu are considered "independent directors" under the rules of the NASD. The Audit Committee, whose members currently are Ismail Kurdi, James L. Mandel and Robert L. Priddy, is responsible for reviewing, in consultation with the independent registered public accounting firm, the Company's consolidated financial statements as filed with the Securities Exchange Commission on Forms 10-KSB and 10-QSB, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is also responsible for the engagement of the independent registered public accounting firm and reviews matters relating to the Company's relationship with its independent registered public accounting firm. The Audit Committee's Report is included on page 16. The Audit Committee met five times during fiscal year 2006. A copy of the Audit Committee Charter is attached as Appendix A to the 2004 Proxy Statement.

      The Board has determined that James L. Mandel is considered to be an "audit committee financial expert" as defined by Item 401(e)(2) of Regulation S-B under the Securities Act of 1933. The Board acknowledges that the designation of Mr. Mandel as the audit committee financial expert does not impose on him any duties, obligations or liability that are greater than the duties, obligations and liability imposed on him as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

The Compensation Committee, whose members currently are Robert L. Doretti, Daniel R. Fishback and James L. Mandel, recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to the Company's Chief Executive Officer and independent directors of the Company and administers the Company's stock option plans. The Compensation Committee also reviews with the Chief Executive Officer the compensation of other executive officers of the Company and its subsidiaries and develops, recommends, reviews and administers senior management compensation policies and plans, including incentive plans, benefits and perquisites. All of the members are independent directors. The Compensation Committee met two times during fiscal year 2006.

Governance/Nominating Committee, Procedures and Policy

      The Governance/Nominating Committee, whose members currently are Robert L. Doretti, Ismail Kurdi, James L. Mandel and Robert L. Priddy, is responsible for matters relating to the governance of the Company, including selection of candidates for the Company's Board of Directors. All of the members are independent directors. A copy of the Charter of the Governance/Nominating Committee is attached as Appendix B to the 2004 Proxy Statement. The Governance/Nominating Committee met once during fiscal 2006. In accordance with the Company's nominating policy described below, the Committee evaluated the current directors and recommended all of the current members of the Board for re-election at the annual shareholder meeting to be held on December 7, 2006.

Nominating Policy

Board Membership Criteria

      The Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third party search firms engaged by the Company and other sources. In evaluating director nominees, the Committee considers the following, recognizing that no director is expected to meet all of the factors/qualifications:

      o the appropriate size and the diversity of the Company's Board of Directors;

      o the needs of the Board with respect to the particular talents and experience of its directors in governance, finance, compensation and other matters;

      o the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience possessed by current members of the Board;

      o     familiarity with domestic and international business matters;

      o     legal and regulatory requirements;

      o     experience with accounting rules and practices; and

      o the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

      The Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Minimum Qualification of Directors

      The Committee believes that candidates for directors should have certain minimum qualifications, including a working knowledge of corporate governance, the ability to read and understand basic financial statements, an understanding of the importance to a company of an ethical, legally compliant culture governed by people of integrity, familiarity with the Company's business and industry, excellent personal character, mature business judgment, the ability to work collegially with others, and service on not more than five public company boards currently. The Committee may modify these minimum qualifications from time to time.

Shareholder Nomination of Directors

      A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Chief Financial Officer of the Company at the Company's principal office. Such a recommendation must include:

      with respect to the shareholder:
      -     name, address, the class and number of shares such shareholder owns;

      with respect to the nominee:
      -     name, age, business address, residence address,
      -     current principal occupation,
      - five year employment history with employer names and a description of the employer's business,
      -     the number of shares beneficially owned by the nominee,
      - whether such nominee can read and understand basic financial statements,
      -     current board membership and experience; and
      -     an endorsement of the person's character and fitness to serve.

      The recommendation must be accompanied by a written consent of the nominee to (i) allow the Governance Committee of the Board, or its designee, to conduct such due diligence respecting the nominee as the Committee or its designee deems appropriate, (ii) stand for election if nominated by the Board of Directors and
(iii) serve if elected by the shareholders. The Committee may require any nominee to furnish additional information that may be needed to determine the eligibility, qualifications and experience of the nominee.

Procedures for Shareholder Communications with Directors

      Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but will be subject to appropriate security procedures. Shareholder communications to the Board or a particular director should be sent to:

                                CorVu Corporation
                        Attention: David C. Carlson, CFO
                        3400 West 66th Street, Suite 445
                             Edina, Minnesota 55435

Directors' Compensation

      Mr. Mandel as Chairman of the Board receives monthly compensation in the amount of $4,500. Messrs. Doretti and Fishback, the other non-employee directors chairing Board committees, each receive monthly compensation of $1,500, whereas the remaining non-employee directors receive $750 per month. For fiscal years 2006 and 2007, Mr. Kurdi chose to receive his compensation in the form of stock options at a discounted exercise price. For fiscal year 2006, Mr. Kurdi, therefore, was granted an immediately vested seven-year option to purchase an aggregate of 52,490 shares of common stock at an exercise price of $0.17 per share. For fiscal year 2007, Mr. Kurdi received an immediately exercisable, seven year option to purchase an aggregate of 30,000 shares of common stock at an exercise price of $0.30 per share. Mr. Doretti chose to receive his compensation for the first quarter of fiscal year 2007 in the form of stock options at a discounted exercise price and therefore, was granted an immediately exercisable, seven-year option to purchase an aggregate of 15,000 shares of common stock at an exercise price of $0.30 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Delia MacIntosh, the wife of Justin M. MacIntosh, the former President and Chief Executive Officer of CorVu and current Managing Director of the Company's Asia Pacific subsidiary and one of the Company's Directors, advanced money to the Company under term notes that were set to expire December 31, 2006 and were collateralized by substantially all of the assets of the Company. In December 2004, Mrs. MacIntosh converted one of the notes in the amount of $239,384, together with $616 of accrued but unpaid interest, into 240,000 shares of the newly created Series B Preferred Stock. On February 11, 2005, in connection with the acquisition of CorVu securities by ComVest Investment described below, Mrs. MacIntosh converted these 240,000 shares of Series B Preferred Stock into an aggregate of 800,000 shares of CorVu Common Stock. At the same time, she converted the principal amount plus accrued but unpaid interest still outstanding under the aforesaid term notes of $405,600 into shares of CorVu common stock at a conversion price of $0.15 per share, resulting in the issuance of additional 2,704,000 shares of CorVu Common Stock to Mrs. MacIntosh.

      On February 11, 2005, the Company and ComVest Investment signed a Securities Purchase Agreement (the "Purchase Agreement") and consummated the transactions contemplated thereby. Pursuant to the terms and conditions set forth in the Purchase Agreement, ComVest Investment (i) purchased 22,000,000 shares of the Company's Common Stock for a purchase price of $3,300,000, (ii) purchased 17,000 shares of Series C Preferred Stock plus a warrant to purchase up to 3,400,000 shares of the Company's common stock at an exercise price of $0.50 per share for an aggregate purchase price of $1,700,000, and (iii) provided to CorVu a senior secured loan in the principal amount of $1,500,000. In addition, the Company granted to ComVest Investment a warrant to purchase an additional 2,000,000 shares at $0.50 per share; however, this warrant will become exercisable only if less than two ComVest Investment designees are members of the Company's Board of Directors and ComVest Investment owns more than 5,000,000 shares of the Company's common stock. Both warrants will expire on August 11, 2010.

            SETTING THE NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

General Information

      The Bylaws of the Company provide that the number of directors, which shall not be less than one, shall be determined by the shareholders. The Board of Directors approved the Governance/ Nominating Committee's recommendation that the number of directors be set at seven and that the seven nominees listed below be elected at the Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, provided, such majority represents more than 25% of all of the voting power of all shares of the Company's Common Stock and Preferred Stock issued and outstanding. The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares of Common Stock and Preferred Stock represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

      ComVest Investment, the Company's largest shareholder, holds a warrant to purchase up to 2,000,000 shares of the Company's Common Stock at $0.50 per share. The warrant will become exercisable only if less than two ComVest Investment designees are members of the Company's Board of Directors and ComVest Investment owns more than 5,000,000 shares of the Company's common stock. The warrant will expire on August 11, 2010. Two of the current nominees, Messrs. Doretti and Priddy, are designated by ComVest Investment.

      In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Governance/Nominating Committee and Board of Directors have no reason to believe that any nominee will be unable to serve.

      The names and ages of all of the director nominees and the positions held by each with the Company are as follows:

Name                        Age         Position
----                        ---         --------
Joseph J. Caffarelli         61         President; Chief Executive Officer; Director
Robert L. Doretti            63         Director
Daniel R. Fishback           45         Director
Ismail Kurdi                 37         Director
Justin M. MacIntosh          56         Director; Managing Director Asia Pacific subsidiary
James L. Mandel              50         Chairman of the Board; Director
Robert L Priddy              60         Director

      Joseph J. Caffarelli has held executive management positions at MedSource Technologies Inc., Airspan Networks Inc. and Physio-Control International Corporation during their start-up, private-funding, IPO and public phases. Previously, Mr. Caffarelli spent nineteen years in a variety of management positions at General Electric Company. Mr. Caffarelli has been the President, Chief Executive Officer and director since August 2005.

      Robert L. Doretti was chairman, chief executive officer and president of ON Technology Corporation, a provider of software infrastructure solutions to large enterprises from 2000 through its acquisition by Symantec Corp. in February 2004. Prior to joining ON Technology, Mr. Doretti was president and chief executive officer of Thinking Machines Corporation, a professional services and software provider of data mining and customer relationship management solutions. From 1968 -1986, Mr. Doretti worked with Wang Laboratories and served as Senior Vice President of U.S. Operations for seven of those years. Since 2004, Mr. Doretti has served as director on the board of directors and on the audit committee of eDiets.com, Inc., a Delaware corporation headquartered in Deerfield Beach, Florida, that files reports under the Securities Exchange Act of 1934, as amended. Mr. Doretti has served as a director on CorVu's board of directors since February 2005. Mr. Doretti currently spends approximately 10% of his time on CorVu's business affairs.

      Daniel R. Fishback is currently President and CEO of DemandTec, Inc., a leading provider of Consumer Demand Management (CDM) software. Prior to DemandTec, he served as Senior Vice President of Worldwide Business Development and Channels at Ariba and also served as Vice President of Worldwide Sales at Trading Dynamics, before its acquisition by Ariba. Mr. Fishback's background also includes managing North American sales at Hyperion Solutions. He joined CorVu as a director in July 2004. He currently spends approximately 10% of his time on CorVu's business affairs.

      Ismail Kurdi received a Bachelor of Science from Boston University in May 1992. From September 1992 to September 1993, he was with Oxy USA, a subsidiary of Occidental Petroleum. In October 1993, he relocated back to England where he is a real estate developer and investor. He serves on the board of directors for several British property companies that are not reporting companies. Mr. Kurdi was elected to the board of directors of CorVu in December 1996. He currently spends approximately 10% of his time on CorVu's business affairs.

      Justin M. MacIntosh. After a career in the equity and real estate markets in Australia, Mr. MacIntosh founded MACS Software Company, a provider of business applications software, in 1977. He served as Chairman and CEO of MACS until he founded the former parent company of CorVu in Australia in 1990. From the incorporation of CorVu in Minnesota in September 1995 to July 2005, Mr. MacIntosh served as President and Chief Executive Officer of the Company, and continues to serve as the Managing Director of the Company's Asia Pacific subsidiary. Mr. MacIntosh has served as a director of CorVu since September 1995 and served as Chairman from September 1995 to July 2003.

      James L. Mandel has been a director of CorVu since 1987. Since September 1998, he has been the Chief Executive Officer and a director of Multiband Corporation, a full service telecommunications company headquartered in Minneapolis, Minnesota. Since September 2006, Mr. Mandel has been a director of NewMarket Technology Inc., a systems innovation company headquartered in Dallas, Texas. Both Multiband Corporation and NewMarket Technology Inc. file reports under the Securities Exchange Act of 1934, as amended. From January 1997 to September 1998, Mr. Mandel was Chairman of Call 4 Wireless LLC and from January 1992 to February 1997, he served as a Vice President of Grand Casinos, Inc. Mr. Mandel was elected as Chairman of CorVu's Board of Directors effective August 1, 2003. He currently spends approximately 15% of his time on CorVu's business affairs.

      Robert L. Priddy was a founder and, from 1979 to 1987, served as Vice President and Chief Financial Officer, and, from 1981 to 1987, as director, of Atlantic Southeast Airlines, Inc. Mr. Priddy was one of the four founding partners of ValuJet Airlines, serving as Chief Executive Officer, Director and Chairman from 1992 to 1996. He served as a Director of AirTran Holdings, the successor company to ValuJet, until May 2005. Mr. Priddy founded Florida Gulf Airlines, a subsidiary of Mesa Airlines, where he served as President from 1991 to 1993. He also served as a Director of Mesa Airlines, Inc. during that period. From 1988 to 1991, he served as President and Chief Executive Officer of Air Midwest, Inc., for whom he also served as a director from 1987 to 1991. Mr. Priddy has been the Chairman and Chief Executive Officer of RMC Capital, LLC, a private investment firm, since its inception in 1995 and is currently a director of Microsulis Corporation. Mr. Priddy has served as a CorVu director since February 2005 and currently spends approximately 10% of his time on the Company's business affairs.

                               EXECUTIVE OFFICERS

      The name, age and position of each of the Company's current executive officers are listed below.

Name                        Age         Position
----                        ---         --------
Joseph J. Caffarelli         61         President; Chief Executive Officer; Director
David C. Carlson             50         Chief Financial Officer
Justin M. MacIntosh          56         Managing Director Asia Pacific subsidiary; Director

      See "Election of Directors" (Proposals #1 and #2) above for the biography of Messrs. Caffarelli and MacIntosh.

      David C. Carlson. Before joining CorVu as Chief Financial Officer in July 1996, Mr. Carlson gained extensive experience in the area of accounting and business operations. He served from July 1979 to July 1984 in the audit division of Arthur Andersen & Co. From July 1984 to April 1989, he held the position of Controller and later, Vice President of Finance at Canterbury Downs, a horse racing facility. He joined the Minnesota Timberwolves, a professional sports franchise, in April 1989 as Controller, a position he subsequently held at a local health and fitness chain until May 1996; (the sports franchise and the health and fitness chain were under common ownership). Mr. Carlson is responsible for all areas of financial management of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation, paid or accrued, during each of the Company's last three fiscal years to the Chief Executive Officer who served during fiscal year 2006 and to the other executive officers whose total annual salary and bonus paid or accrued during fiscal year 2006 exceeded $100,000.

                                                                                          LONG TERM COMPENSATION
                                                                                   ------------------------------------
                                                                                            AWARDS           PAYOUTS
                                                                                   ------------------------ ----------
                                                                                   RESTRICTED   SECURITIES
NAME AND                                      ANNUAL COMPENSATION        SALES       STOCK      UNDERLYING    LTIP       ALL OTHER
PRINCIPAL                            FISCAL  ----------------------   COMMISSIONS    AWARDS       OPTIONS    PAYOUTS    COMPENSATION
POSITION                              YEAR    SALARY ($)  BONUSES($)       $           $             #          $             $
-------------------                  ------  -----------  ---------   -----------  ----------   ----------   -------   -------------
Joseph J. Caffarelli                  2006     229,167     282,000 (1)         --          --   2,850,000        --           --
  President and Chief                 2005          --          --             --          --          --        --           --
  Executive Officer, Director         2004          --          --             --          --          --        --           --

David C. Carlson                      2006     165,000      48,530             --          --          --        --           --
  Chief Financial Officer             2005     151,500          --             --          --     253,750        --           --
                                      2004     151,127       1,894             --          --      67,500        --           --

Justin M. MacIntosh                   2006     226,205      88,261         98,933          --          --        --           --
  President and CEO until 7/31/06;    2005     355,680      25,000         18,335          --     900,000        --           --
  Managing director of                2004     338,240      50,000         18,702          --          --        --           --
  Asia Pacific subsidiary, Director

(1) Bonus amount shown consists of cash payments totaling $261,000 (as base performance and additional performance bonus) and options to purchase shares of the Company's common stock: such shares of common stock were valued at $21,000 on the date of grant.

Option / SAR Grants During 2006 Fiscal Year

      The following table provides information regarding stock options granted during fiscal 2006 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                                                         Percent of Total
                                Number of Shares      Options/ SAR Granted to     Exercise or
                               Underlying Options/           Employees          Base Price Per
Name                             SAR Granted               in Fiscal Year           Share          Expiration Date
----                          -------------------      --------------------         ------         ---------------
Joseph J. Caffarelli                  2,850,000 (1)            92.8%                $0.265            08/01/2012

(1) Option (2,850,000 shares) is exercisable as follows: 25% on 8/1/06, the remaining shares shall vest thereafter in 36 equal monthly installments, commencing on 8/15/06

Option/ SAR Exercises During 2006 Fiscal Year and Fiscal Year-End Option Values

      No options were exercised by the named executive officers during fiscal year 2006. The following table provides information related to the number and value of options held at June 30, 2006:


                                 NUMBER OF SECURITIES
                                UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED IN-THE-
                              OPTIONS AT FISCAL YEAR END       MONEY OPTIONS AT FISCAL YEAR END(1)
                      ---------------------------------------  -----------------------------------
NAME                     EXERCISABLE          UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
--------------------  ------------------  -------------------  ----------------  ---------------
Joseph J. Caffarelli                  --            2,850,000  $             --  $       285,000
David C. Carlson (2)             636,250                   --  $         51,019  $            --
Justin M. MacIntosh            1,108,750                   --  $        227,100  $            --

(1) Value is calculated on the basis of the difference between the option exercise price and $0.365, the average of the closing bid and ask price on June 30, 2006, as quoted on the OTC Bulletin Board.

(2) Mr. Carlson disclaims beneficial ownership of 115,695 of the shares that may be purchased upon exercise of options because the pecuniary interest in these shares was transferred to his ex-spouse under a divorce decree from January 2003.

Employment Agreements

      On August 1, 2005, the Company entered into an Employment Agreement with Joseph J. Caffarelli to serve as its President and Chief Executive Officer. The agreement was subsequently amended on July 20, 2006. Pursuant to the amended agreement, Mr. Caffarelli receives an annual base salary of $250,000 per year, plus a performance bonus based on a percentage of his base salary for the applicable performance period. The base performance bonus payable upon the achievement of the EBITDA goal agreed upon by the Company and Mr. Caffarelli for the respective performance period was equal to 80% of his base salary for fiscal year 2006 and 100% of his base salary for fiscal year 2007 and thereafter. No performance bonus is payable if less than 85% of the EBITDA goal is achieved for the performance period. If the Company achieves 85% of the EBITDA goal, 70% of the performance bonus is payable; for each additional percentage point over 85%, the performance bonus payable is increased by an additional 2% of Mr. Caffarelli's base salary so that the entire performance bonus is payable if the Company achieves 100% of the EBITDA Goal. An additional performance bonus is payable if the Company exceeds its EBITDA Goal for the performance period. If the Company exceeds its EBITDA Goal by up to 20%, Mr. Caffarelli will receive as an additional performance bonus a cash payment equal to the base performance bonus times the percentage by which the Company exceeds its EBITDA Goal. If the Company exceeds its EBITDA Goal by more than 20%, the additional performance bonus consists of a cash payment for the first 20% and, in equal parts, a cash payment and some form of stock based compensation to be agreed upon by the Company and Mr. Caffarelli. The additional performance bonus may not exceed 100% of Mr. Caffarelli's base salary for the performance period. The agreement has a term of twenty-four months and will be automatically renewed for additional twenty-four months periods unless terminated earlier by either party. Either party may terminate the agreement upon sixty (60) days prior written notice. If the Company terminates the agreement without cause or Mr. Caffarelli terminates the agreement with good reason (such as the Company's failure to continue his appointment as chief executive officer or his election to the Company's board of directors), Mr. Caffarelli will receive severance pay in the form of salary continuation (i) for the balance of the term of the agreement if there are at least six months remaining on such term or (ii) for the balance of the term of the agreement plus six months if there are fewer than six months remaining on the term of the employment agreement. In addition, upon termination of the agreement due to a change of control, Mr. Caffarelli will receive a bonus in an amount equal to eighteen months of his then-current annual base salary, plus any performance bonus he is otherwise entitled to. Mr. Caffarelli participates in all CorVu retirement, welfare and other benefit programs the Company provides for its executive officers. The employment agreement subjects him to customary confidentiality and non-compete obligations.

      Effective July 15, 1996, CorVu entered into a one-year employment agreement with David C. Carlson. Pursuant to the agreement Mr. Carlson serves as the Chief Financial Officer. The term of the agreement is automatically renewed for successive one-year periods unless the agreement is terminated earlier. Effective August 1, 2006, Mr. Carlson receives an annual base salary in the amount of $172,000 per year and can earn bonus compensation based on the Company's achievement of quarterly budgeted results and the achievement of personal objectives as agreed upon by the Company and Mr. Carlson. Mr. Carlson's base bonus is equal to 30% of his base salary. Seventy percent of the bonus (21% of base salary) is based on the Company's achievement of quarterly budgeted results. No portion of this bonus is payable if less than 90% of quarterly budgeted results are achieved. For each percentage point over 90%, the bonus payable is equal to 10% of Mr. Carlson's base salary so that the entire portion of this bonus is payable if the Company achieves 100% of quarterly budgeted results. In addition, for results in excess of 100% budgeted results, Mr. Carlson receives an additional two percent for every percentage point over 100%. The remaining thirty percent of the bonus (9% of base salary) is based on the achievement of personal objectives as agreed upon by the Company and Mr. Carlson. No bonus payments will be due unless the Company is profitable after the accrual of the bonus payments; if quarterly goals are missed, the bonus payment missed can still be earned if the goals for the entire year are achieved. Mr. Carlson participates in all CorVu retirement, welfare and other benefit programs the Company provides for its executive officers. Both parties to the agreement can terminate the agreement without cause upon 60 days prior written notice. Mr. Carlson is subject to certain confidentiality provisions under the agreement.

      Justin M. MacIntosh currently serves as Managing Director of CorVu's Asia Pacific subsidiary, located in Sydney, Australia. Effective July 1, 2006, Mr. MacIntosh receives an annual base salary in the amount of $200,000 per year. In addition, Mr. MacIntosh receives an override commission equal to 3.5% of all license and services revenue generated by his region. Mr. MacIntosh can also earn bonus compensation based on the achievement of quarterly results of the region and targeted research & development expenditure levels. Mr. MacIntosh's base bonus is equal to 15% of his base salary. Eighty percent of the bonus (12% of base salary) is based on the achievement of quarterly budgeted results for the Asia-Pacific region. No portion of this bonus is payable if less than 90% of quarterly budgeted results are achieved. For each percentage point over 90%, the bonus payable is equal to 10% of Mr. MacIntosh's base salary so that the entire portion of this bonus is payable if the region achieves 100% of quarterly budgeted results. In addition, for results in excess of 100% budgeted results, Mr. MacIntosh receives an additional 1.5% of his base salary for every ten percentage points over 100% budgeted results. The remaining twenty percent of the bonus (3% of base salary) is based on the achievement of targeted research & development expenditures. No bonus payments will be due unless the subsidiary is profitable after the accrual of the bonus payments; if quarterly goals are missed, the bonus payment missed can still be earned if the goals for the entire year are achieved. Additionally, Mr. MacIntosh receives a quarterly bonus payment equal to 6% of any net income generated by the Asia Pacific subsidiary.

                       SECTION 16(a) REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, for the fiscal year ended June 30, 2006 all
Section 16(a) filing requirements applicable to Insiders were complied with, except that Mr. MacIntosh reported one stock trade on a Form 4 that was not timely filed.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Virchow, Krause & Company, LLP has acted as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2006. The Audit Committee has not yet fully reviewed the audit services rendered in fiscal 2006 and therefore, has not yet selected an independent registered public accounting firm for the year ending June 30, 2007; however, the Audit Committee has continued its work with Virchow, Krause & Company, LLP during the first quarter of fiscal year 2007. A representative of Virchow, Krause & Company, LLP, is expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if so desired, and will be available to respond to appropriate questions from the Company's shareholders.

Fees

      The following table presents the aggregate fees billed for professional services rendered by Virchow, Krause & Company, LLP for the fiscal years ended June 30, 2006 and 2005. All services rendered by Virchow, Krause & Company, LLP were permissible under applicable laws and regulations.

Services Rendered           2006       2005
-----------------           ----       ----
Audit Fees(1)            $105,460   $ 64,875
Audit-Related Fees (2)      3,840      1,950
Tax Fees (3)               21,690     21,620
All Other Fees                 --         --
                         --------   --------
Total                    $130,990   $ 88,445
                         --------   --------

-----------------
(1) These fees relate to the audit of the Company's annual consolidated financial statements for fiscal years 2006 and 2005 and reviews of the consolidated financial statements included in the Company's Forms 10-QSB for fiscal years 2006 and 2005.

(2) These fees related to the review of the review of Form SB-2 and Form S-8 filings and the Company's retirement plan on Form 5500.

(3) These fees related to corporate tax compliance, tax advice and tax planning services.

Pre-Approval Policy

      Pursuant to its written charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company's independent registered public accountants in order to assure that the provision of such services does not impair the independence of the Company's independent registered public accountants. The Audit Committee's Pre-Approval Policy was recommended by the Audit Committee and approved by the Board on September 27, 2004. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to James L. Mandel, together with one additional member of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

      The Audit Committee meets prior to the filing of any Form 10-QSB or 10-KSB to approve the filing. In addition, the Audit Committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work. The Company's Audit Committee has considered whether the provision of the above non-audit services is compatible with maintaining the independent public accountants' independence and has determined that such services have not adversely affected the independent registered public accounting firm's independence.

                             AUDIT COMMITTEE REPORT

      The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition (three independent directors) satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4350(d)(2), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

      (1) reviewed and discussed the audited consolidated financial statements with management;

      (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

      (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission.

                         Members of the Audit Committee:
                                  Ismail Kurdi
                             James L. Mandel, Chair
                                Robert L. Priddy

                                 OTHER BUSINESS

      Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

      Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2007 annual meeting of shareholders must be received by the Company by June 30, 2007, to be considered for inclusion in the Company's proxy statement and related proxy for the 2007 annual meeting.

      Also, if a shareholder proposal, intended to be presented at the 2007 annual meeting but not included in the Company's proxy statement and proxy, is received by the Company after September 16, 2007, then the individuals named as proxies in the Company's proxy form for the 2007 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                                   FORM 10-KSB

      A COPY OF THE COMPANY'S FORM 10-KSB ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 2006 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF CORVU COMMON STOCK ON OCTOBER 9, 2006, THE RECORD DATE FOR THE 2006 ANNUAL MEETING, AND SHOULD BE DIRECTED TO DAVID C. CARLSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Joseph J. Caffarelli
                                        Chief Executive Officer

October 30, 2006
Edina, Minnesota

                                CORVU CORPORATION

                            PROXY FOR ANNUAL MEETING
                           of Shareholders To Be Held
                                December 7, 2006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned hereby appoints JOSEPH J. CAFFARELLI and DAVID C. CARLSON, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of CorVu Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 8:00 a.m. (Minneapolis time), at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota, on December 7, 2006, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.


               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                      CORVU CORPORATION 2006 ANNUAL MEETING

The Board of Directors recommends that you vote FOR each proposal below.

1.  Set the number of directors at seven (7)                            |_| FOR     |_| AGAINST  |_|ABSTAIN

2.  Elect directors: 1 - Joseph J. Caffarelli  5 - Justin M. MacIntosh  |_| FOR all nominees-    |_| WITHHOLD
                     2 - Robert L. Doretti     6 - James L. Mandel          listed to the left       AUTHORITY to vote
                     3 - Daniel R. Fishback    7 - Robert L. Priddy         (except as specified     for all nominees
                     4 - Ismail Kurdi                                       below).                  listed to the left.

(Instructions: To withhold authority to vote for any individual nominee, write the name of the nominee(s) in the box provided to the right).
[                                      ]
 --------------------------------------

3. In their discretion, consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

Check appropriate box.
Indicate changes below:
Address Change? |_| Name Change?  |_| Date____________       NO. OF SHARES

Attending Meeting? |_|      [                                         ]
                            ------------------------------------------
                            Signature(s) in Box
                            PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.